UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2006 (August 16, 2006)

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code

(503) 813-5000

_______________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Principal Officer; Election of Director; Appointment of Principal Officer

On August 16, 2006, PacifiCorp agreed to appoint Patrick Reiten as President of Pacific Power, a division of PacifiCorp, and to elect him to PacifiCorp’s Board of Directors, effective September 15, 2006. Reiten will succeed Stan Watters, who will become Senior Vice President of PacifiCorp. Watters will continue as a director of PacifiCorp.

Mr. Reiten, 45, currently serves as president and chief executive officer of PNGC Power, an energy cooperative located in Portland, Oregon, that provides power management services to electric distribution utilities serving parts of seven western states. Reiten joined PNGC Power in 1993, serving as director of government relations, then as vice president of marketing and public affairs before becoming president and chief executive officer in 2002.

Mr. Reiten’s base salary will be $245,000, his target bonus opportunity under the PacifiCorp Annual Incentive Plan will be 30% of base salary and he will participate in the MidAmerican Energy Holdings Company Long-Term Incentive Partnership Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:  August 21, 2006